Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ir@allegiancebank.com

ALLEGIANCE BANCSHARES, INC. REPORTS RECORD

FOURTH QUARTER AND FULL YEAR 2019 RESULTS

•	Record diluted earnings per share of $0.67 for the fourth quarter 2019 and $2.47 for the year 2019

•	Deposit growth of $405.6 million, or 11.1%, for the year 2019

•	Declared first quarterly dividend of $0.10 per share

HOUSTON, January 29, 2020 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) ("Allegiance"), the holding company of Allegiance Bank (the "Bank"), today reported net income of $14.0 million and diluted earnings per share of $0.67 for the fourth quarter 2019 compared to net income of $13.2 million and diluted earnings per share of $0.59 for the fourth quarter 2018.  Net income for the year ended December 31, 2019 was $53.0 million, or $2.47 per diluted share, compared to net income of $37.3 million, or $2.37 per diluted share, for the year ended December 31, 2018.  The year ended December 31, 2019 results included $1.4 million of pre-tax severance expense and $1.3 million of pre-tax acquisition and merger-related expenses. The year ended December 31, 2018 results included $1.7 million of pre-tax acquisition and merger-related expenses.

“2019 was another successful year for Allegiance,” said Steve Retzloff, Allegiance’s Chief Executive Officer.  “We reported record quarterly and annual diluted earnings per share driven by core loan growth, deposit growth and continued excellent asset quality.  The results are indicative of the dedication, hard work and commitment of our bankers to enhance our business capabilities and technology to best serve our customers and communities in which we operate,” commented Retzloff.

“We are excited to announce Allegiance’s first quarterly cash dividend of $0.10 per share to our shareholders. This dividend represents a significant milestone for Allegiance and along with the continuation of our share repurchase program highlights the profitability and solid capital position that we have achieved since our founding and reflects our commitment to long-term shareholder value,” continued Retzloff.

“As Houston’s largest locally-headquartered community bank, we feel very well positioned for 2020.  We entered the year with strong fundamentals, momentum and a clear focus on our priorities.  We are confident that our experienced team of bankers are the best in the business who will continue to execute our strategy and generate great customer relationships while driving solid returns for Allegiance and our shareholders," concluded Retzloff.

Fourth Quarter 2019 Results

Net interest income before the provision for loan losses in the fourth quarter 2019 decreased $1.3 million, or 2.9%, to $44.5 million from $45.8 million for the fourth quarter 2018. Net interest income before provision for loan losses for the fourth quarter 2019 decreased from $44.8 million in the third quarter 2019.  These decreases were primarily due to changes in market interest rates, acquisition accounting accretion as well as changes in the volume and relative mix of the underlying assets and liabilities.  The net interest margin on a tax equivalent basis decreased 34 basis points to 4.11% for the fourth quarter 2019 from 4.45% for the fourth quarter 2018 and decreased 5 basis points from 4.16% for the third quarter 2019. Core net interest margin on a tax equivalent basis excludes the impact of acquisition accounting adjustments and was 3.94% for the fourth quarter 2019 compared to 4.16% for the fourth quarter 2018 and 3.97% for the third quarter 2019. Please refer to the non-GAAP reconciliation on page 10.

Noninterest income for the fourth quarter 2019 was $3.4 million, an increase of $1.1 million, or 45.7%, compared to $2.3 million for the fourth quarter 2018 and increased $511 thousand, or 17.7%, compared to $2.9 million for the third quarter 2019.  Noninterest income for the fourth quarter 2019 included $613 thousand of gain on the sale of securities.

Noninterest expense for the fourth quarter 2019 increased $385 thousand, or 1.3%, to $29.4 million from $29.0 million for the fourth quarter 2018 and decreased $578 thousand compared to the third quarter 2019.

In the fourth quarter 2019, Allegiance’s efficiency ratio was 62.20% compared to 62.88% for the third quarter 2019 and 60.30% for the fourth quarter 2018.  Fourth quarter 2019 annualized returns on average assets, average equity and average tangible equity were 1.13%, 7.81% and 11.96%, respectively, compared to 0.98%, 6.73% and 10.33%, respectively, for the third quarter 2019.  Annualized returns on average assets, average equity and average tangible equity for the fourth quarter 2018 were 1.12%, 7.49% and 11.66%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 10.

Year Ended December 31, 2019 Results

Net interest income before provision for loan losses for the year ended December 31, 2019 increased $51.0 million, or 39.6%, to $179.5 million from $128.6 million for the year ended December 31, 2018 primarily due to a $1.22 billion, or 40.2%, increase in average interest-earning assets over the prior year associated with the Post Oak acquisition.  The net interest margin on a tax equivalent basis decreased 5 basis points to 4.22% for the year ended December 31, 2019 from 4.27% for the year ended December 31, 2018. Core net interest margin on a tax equivalent basis for the year ended December 31, 2019 would have been 4.00%, compared to 4.17% for the year ended December 31, 2018. Please refer to the non-GAAP reconciliation on page 10.

Noninterest income for the year ended December 31, 2019 was $13.4 million, an increase of $5.7 million, or 74.0%, compared to $7.7 million for the year ended December 31, 2018 due primarily to additional noninterest income resulting from the Post Oak acquisition along with the gain of $1.5 million on the sale of securities.

Noninterest expense for the year ended December 31, 2019 increased $33.8 million, or 39.0%, to $120.6 million from $86.8 million for the year ended December 31, 2018. The increase in noninterest expense over the year ended December 31, 2018 was primarily due to additional expenses associated with increased headcount and bank offices from the Post Oak acquisition.

Allegiance’s efficiency ratio decreased from 63.68% for the year ended December 31, 2018 to 62.99% for the year ended December 31, 2019. For the year ended December 31, 2019, returns on average assets, average equity and average tangible equity were 1.10%, 7.48% and 11.50%, respectively, compared to 1.11%, 9.02% and 11.20%, respectively, for the year ended December 31, 2018. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 10.

Financial Condition

Total assets at December 31, 2019 increased $86.8 million to $4.99 billion compared to $4.91 billion at September 30, 2019 and increased $337.4 million compared to $4.66 billion at December 31, 2018, primarily due to organic loan growth.

Total loans at December 31, 2019 increased $29.3 million, or 3.0% (annualized), to $3.92 billion compared to $3.89 billion at September 30, 2019 and increased $207.0 million, or 5.6%, compared to $3.71 billion at December 31, 2018, primarily due to organic loan growth. Core loans, which exclude the mortgage warehouse portfolio, increased $57.6 million, or 5.9% (annualized), to $3.91 billion at December 31, 2019 from $3.85 billion at September 30, 2019 and increased $247.0 million, or 6.7%, from $3.66 billion at December 31, 2018.

Deposits at December 31, 2019 increased $170.6 million, or 17.4% (annualized), to $4.07 billion compared to $3.90 billion at September 30, 2019 and increased $405.6 million, or 11.1%, compared to $3.66 billion at December 31, 2018.

Asset Quality

Nonperforming assets totaled $36.7 million, or 0.74% of total assets, at December 31, 2019, compared to $42.9 million, or 0.88%, of total assets, at September 30, 2019, and $33.6 million, or 0.72% of total assets, at December 31, 2018. The allowance for loan losses was 0.75% of total loans at December 31, 2019, 0.77% of total loans at September 30, 2019 and 0.71% of total loans at December 31, 2018.

The provision for loan losses for the fourth quarter 2019 was $933 thousand, or 0.10% (annualized) of average loans, compared to $2.6 million, or 0.27% (annualized) of average loans, for the third quarter 2019. The provision for loan losses for the year ended 2019 was $5.9 million, or 0.15% of average loans, compared to $4.2 million, or 0.16% of average loans, for the year ended 2018.

Fourth quarter 2019 net charge-offs were $1.3 million, or 0.13% (annualized) of average loans, compared to net charge-offs of $729 thousand, or 0.07% (annualized) of average loans, for the third quarter 2019 and $219 thousand, or 0.02% (annualized) of average loans, for the fourth quarter 2018. Net charge-offs for the year ended December 31, 2019 were $2.8 million, or 0.07% of average loans, compared to net charge-offs for the year ended December 31, 2018 of $1.6 million, or 0.06% of average loans.

Dividend

The Board of Directors of Allegiance declared its first cash dividend of $0.10 per share to be paid on March 16, 2020 to all shareholders of record as of February 28, 2020. The amount and timing of any future dividend payments to shareholders will be subject to the discretion of Allegiance’s Board of Directors.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Wednesday, January 29, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its fourth quarter 2019 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 4427269.  Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

As of December 31, 2019, Allegiance was a $4.99 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks.  As of December 31, 2019, Allegiance Bank operated 27 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 26 bank offices and one loan production office in the Houston metropolitan area and one bank office location in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	2019				2018
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
Cash and cash equivalents	$346,248	$300,619	$232,607	$258,843	$268,947
Available for sale securities	372,545	353,000	348,173	345,716	337,293

Total loans	3,915,310	3,886,004	3,857,963	3,806,161	3,708,306
Allowance for loan losses	(29,438)	(29,808)	(27,940)	(27,123)	(26,331)
Loans, net	3,885,872	3,856,196	3,830,023	3,779,038	3,681,975

Goodwill	223,642	223,642	223,642	223,642	223,125
Core deposit intangibles, net	21,876	23,053	24,231	25,409	26,587
Premises and equipment, net	66,790	67,175	59,690	60,327	41,717
Other real estate owned	8,337	8,333	6,294	1,152	630
Bank owned life insurance	27,104	26,947	26,794	26,639	26,480
Other assets	40,240	46,875	42,757	48,036	48,495
Total assets	$4,992,654	$4,905,840	$4,794,211	$4,768,802	$4,655,249

Noninterest-bearing deposits	$1,252,232	$1,227,839	$1,173,423	$1,181,920	$1,209,300
Interest-bearing deposits	2,815,869	2,669,646	2,687,217	2,598,141	2,453,236
Total deposits	4,068,101	3,897,485	3,860,640	3,780,061	3,662,536

Borrowed funds	75,503	159,501	146,998	201,995	225,493
Subordinated debt	107,799	107,771	49,019	48,959	48,899
Other liabilities	31,386	34,775	32,853	34,010	15,337
Total liabilities	4,282,789	4,199,532	4,089,510	4,065,025	3,952,265

Common stock	20,524	20,737	21,147	21,484	21,938
Capital surplus	521,066	529,688	541,979	556,184	571,803
Retained earnings	163,375	149,389	137,342	123,094	112,131
Accumulated other comprehensive income (loss)	4,900	6,494	4,233	3,015	(2,888)
Total shareholders’ equity	709,865	706,308	704,701	703,777	702,984
Total liabilities and equity	$4,992,654	$4,905,840	$4,794,211	$4,768,802	$4,655,249

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Years Ended
	2019				2018	2019	2018
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$55,368	$55,790	$56,016	$54,189	$53,272	$221,363	$148,223
Securities:
Taxable	2,066	2,090	1,837	982	844	6,975	2,725
Tax-exempt	469	483	692	1,290	1,445	2,934	5,802
Deposits in other financial institutions	244	302	401	688	742	1,635	1,473
Total interest income	58,147	58,665	58,946	57,149	56,303	232,907	158,223

INTEREST EXPENSE:
Demand, money market and savings deposits	5,091	4,975	4,513	3,728	3,367	18,307	6,478
Certificates and other time deposits	6,483	6,909	7,008	6,256	5,358	26,656	15,478
Borrowed funds	547	1,183	1,118	1,827	1,008	4,675	4,788
Subordinated debt	1,500	761	736	735	732	3,732	2,900
Total interest expense	13,621	13,828	13,375	12,546	10,465	53,370	29,644
NET INTEREST INCOME	44,526	44,837	45,571	44,603	45,838	179,537	128,579
Provision for loan losses	933	2,597	1,407	1,002	2,964	5,939	4,248
Net interest income after provision for loan losses	43,593	42,240	44,164	43,601	42,874	173,598	124,331

NONINTEREST INCOME:
Nonsufficient funds fees	189	168	139	162	190	658	755
Service charges on deposit accounts	403	379	365	325	363	1,472	869
Gain on sale of securities	613	—	846	—	—	1,459	—
(Loss) gain on sales of other real estate and repossessed assets	(45)	—	70	1	(429)	26	(428)
Bank owned life insurance	157	153	155	159	163	624	579
Rebate from correspondent bank	900	900	884	896	988	3,580	2,609
Other	1,183	1,289	1,386	1,746	1,059	5,604	3,329
Total noninterest income	3,400	2,889	3,845	3,289	2,334	13,423	7,713

NONINTEREST EXPENSE:
Salaries and employee benefits	18,273	20,221	19,415	19,684	18,167	77,593	56,704
Net occupancy and equipment	1,994	1,973	2,114	2,098	1,959	8,179	5,845
Depreciation	861	822	756	753	802	3,192	2,132
Data processing and software amortization	2,120	2,058	1,709	1,577	1,485	7,464	5,120
Professional fees	540	667	527	599	670	2,333	2,009
Regulatory assessments and FDIC insurance	216	(41)	802	728	776	1,705	2,309
Core deposit intangibles amortization	1,177	1,178	1,178	1,178	1,229	4,711	1,815
Communications	486	455	468	430	416	1,839	1,185
Advertising	597	449	617	704	704	2,367	1,725
Acquisition and merger-related expenses	—	—	153	1,173	840	1,326	1,661
Other	3,167	2,227	2,341	2,191	1,998	9,926	6,282
Total noninterest expense	29,431	30,009	30,080	31,115	29,046	120,635	86,787
INCOME BEFORE INCOME TAXES	17,562	15,120	17,929	15,775	16,162	66,386	45,257
Provision for income taxes	3,576	3,073	3,681	3,097	2,999	13,427	7,948
NET INCOME	$13,986	$12,047	$14,248	$12,678	$13,163	$52,959	$37,309

EARNINGS PER SHARE
Basic	$0.68	$0.57	$0.67	$0.58	$0.60	$2.50	$2.41
Diluted	$0.67	$0.57	$0.66	$0.58	$0.59	$2.47	$2.37

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended					Years Ended
	2019				2018	2019	2018
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$13,986	$12,047	$14,248	$12,678	$13,163	$52,959	$37,309

Earnings per share, basic	$0.68	$0.57	$0.67	$0.58	$0.60	$2.50	$2.41
Earnings per share, diluted	$0.67	$0.57	$0.66	$0.58	$0.59	$2.47	$2.37

Return on average assets(A)	1.13%	0.98%	1.19%	1.08%	1.12%	1.10%	1.11%
Return on average equity(A)	7.81%	6.73%	8.10%	7.27%	7.49%	7.48%	9.02%
Return on average tangible equity(A)(B)	11.96%	10.33%	12.52%	11.22%	11.66%	11.50%	11.20%
Net interest margin (tax equivalent)(C)	4.11%	4.16%	4.33%	4.31%	4.45%	4.22%	4.27%
Core net interest margin (tax equivalent)(B)	3.94%	3.97%	4.07%	4.03%	4.16%	4.00%	4.17%
Efficiency ratio(D)	62.20%	62.88%	61.93%	64.97%	60.30%	62.99%	63.68%

Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	14.22%	14.40%	14.70%	14.76%	15.10%	14.22%	15.10%
Tangible equity to tangible assets(B)	9.78%	9.86%	10.05%	10.06%	10.29%	9.78%	10.29%
Estimated common equity tier 1 capital	11.43%	11.28%	11.34%	11.37%	11.76%	11.43%	11.76%
Estimated tier 1 risk-based capital	11.67%	11.51%	11.58%	11.61%	12.01%	11.67%	12.01%
Estimated total risk-based capital	14.85%	14.70%	13.27%	13.28%	13.70%	14.85%	13.70%
Estimated tier 1 leverage capital	10.02%	10.06%	10.17%	10.25%	10.61%	10.02%	10.61%
Allegiance Bank
Estimated common equity tier 1 capital	12.68%	12.28%	12.02%	11.67%	11.83%	12.68%	11.83%
Estimated tier 1 risk-based capital	12.68%	12.28%	12.02%	11.67%	11.83%	12.68%	11.83%
Estimated total risk-based capital	14.40%	14.01%	13.71%	13.34%	13.53%	14.40%	13.53%
Estimated tier 1 leverage capital	10.90%	10.73%	10.57%	10.31%	10.45%	10.90%	10.45%

Other Data
Weighted average shares:
Basic	20,652	20,981	21,257	21,733	21,908	21,152	15,485
Diluted	20,930	21,256	21,546	22,040	22,210	21,424	15,773
Period end shares outstanding	20,524	20,737	21,147	21,484	21,938	20,524	21,938
Book value per share	$34.59	$34.06	$33.32	$32.76	$32.04	$34.59	$32.04
Tangible book value per share(B)	$22.62	$22.16	$21.60	$21.17	$20.66	$22.62	$20.66
(A)	Interim periods annualized.
(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)	Net interest margin represents net interest income divided by average interest-earning assets.
(D)

Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,888,476	$55,368	5.65%	$3,870,205	$55,790	5.72%	$3,639,390	$53,272	5.81%
Securities	364,605	2,535	2.76%	359,392	2,573	2.84%	336,974	2,289	2.70%
Deposits in other financial institutions and other	54,947	244	1.76%	55,070	302	2.17%	132,281	742	2.23%
Total interest-earning assets	4,308,028	$58,147	5.35%	4,284,667	$58,665	5.43%	4,108,645	$56,303	5.44%
Allowance for loan losses	(29,997)			(28,593)			(23,554)
Noninterest-earning assets	639,601			600,004			564,934
Total assets	$4,917,632			$4,856,078			$4,650,025

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$361,666	$952	1.04%	$332,652	$943	1.13%	$325,046	$920	1.12%
Money market and savings deposits	1,169,996	4,139	1.40%	1,099,937	4,032	1.45%	942,764	2,447	1.03%
Certificates and other time deposits	1,203,110	6,483	2.14%	1,269,886	6,909	2.16%	1,232,666	5,358	1.72%
Borrowed funds	86,372	547	2.51%	158,358	1,183	2.96%	168,403	1,008	2.37%
Subordinated debt	107,782	1,500	5.52%	51,607	761	5.85%	48,865	732	5.94%
Total interest-bearing liabilities	2,928,926	$13,621	1.85%	2,912,440	$13,828	1.88%	2,717,744	$10,465	1.53%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,237,770			1,198,564			1,215,589
Other liabilities	40,781			35,030			19,389
Total liabilities	4,207,477			4,146,034			3,952,722
Shareholders' equity	710,155			710,044			697,303
Total liabilities and shareholders' equity	$4,917,632			$4,856,078			$4,650,025

Net interest rate spread			3.50%			3.55%			3.91%

Net interest income and margin		$44,526	4.10%		$44,837	4.15%		$45,838	4.43%

Net interest income and net interest margin (tax equivalent)		$44,623	4.11%		$44,924	4.16%		$46,100	4.45%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Years Ended December 31,
	2019			2018
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$3,831,894	$221,363	5.78%	$2,652,355	$148,223	5.59%
Securities	355,233	9,909	2.79%	317,329	8,527	2.69%
Deposits in other financial institutions	74,655	1,635	2.19%	70,145	1,473	2.10%
Total interest-earning assets	4,261,782	$232,907	5.47%	3,039,829	$158,223	5.21%
Allowance for loan losses	(28,129)			(24,077)
Noninterest-earning assets	594,981			349,408
Total assets	$4,828,634			$3,365,160

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$345,693	$4,010	1.16%	$224,210	$1,834	0.82%
Money market and savings deposits	1,037,126	14,297	1.38%	637,722	4,644	0.73%
Certificates and other time deposits	1,276,684	26,656	2.09%	940,356	15,478	1.65%
Borrowed funds	127,138	4,675	3.68%	240,952	4,788	1.99%
Subordinated debt	64,451	3,732	5.79%	48,776	2,900	5.95%
Total interest-bearing liabilities	2,851,092	$53,370	1.87%	2,092,016	$29,644	1.42%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,194,496			848,276
Other liabilities	74,777			11,427
Total liabilities	4,120,365			2,951,719
Shareholders' equity	708,269			413,441
Total liabilities and shareholders' equity	$4,828,634			$3,365,160

Net interest rate spread			3.60%			3.79%

Net interest income and margin		$179,537	4.21%		$128,579	4.23%

Net interest income and net interest margin (tax equivalent)		$180,036	4.22%		$129,652	4.27%

Allegiance Bancshares, Inc.

Financial Highlights

(Unaudited)

	Three Months Ended
	2019				2018
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$689,360	$675,055	$694,516	$699,471	$702,037
Mortgage warehouse	8,304	36,594	46,171	36,742	48,274
Real estate:
Commercial real estate (including multi-family residential)	1,873,782	1,859,721	1,830,764	1,771,890	1,650,912
Commercial real estate construction and land development	410,471	386,723	368,108	396,162	430,128
1-4 family residential (including home equity)	698,957	695,520	690,961	658,261	649,311
Residential construction	192,515	189,608	183,991	201,314	186,411
Consumer and other	41,921	42,783	43,452	42,321	41,233
Total loans	$3,915,310	$3,886,004	$3,857,963	$3,806,161	$3,708,306

Asset Quality:
Nonaccrual loans	$28,371	$34,615	$31,382	$32,670	$32,953
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	28,371	34,615	31,382	32,670	32,953
Other real estate	8,337	8,333	6,294	1,152	630
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$36,708	$42,948	$37,676	$33,822	$33,583

Net charge-offs	$1,303	$729	$590	$210	$219

Nonaccrual loans:
Commercial and industrial	$8,388	$8,033	$9,386	$11,221	$10,861
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	6,741	15,356	18,218	17,531	17,776
Commercial real estate construction and land development	9,050	9,050	1,541	818	974
1-4 family residential (including home equity)	3,294	1,992	2,074	2,928	3,201
Residential construction	746	—	—	—	—
Consumer and other	152	184	163	172	141
Total nonaccrual loans	$28,371	$34,615	$31,382	$32,670	$32,953

Asset Quality Ratios:
Nonperforming assets to total assets	0.74%	0.88%	0.79%	0.71%	0.72%
Nonperforming loans to total loans	0.72%	0.89%	0.81%	0.86%	0.89%
Allowance for loan losses to nonperforming loans	103.76%	86.11%	89.03%	83.02%	79.90%
Allowance for loan losses to total loans	0.75%	0.77%	0.72%	0.71%	0.71%
Net charge-offs to average loans (annualized)	0.13%	0.07%	0.06%	0.02%	0.02%

Allegiance Bancshares, Inc.

GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures

(Unaudited)

Allegiance’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per share, return on average tangible equity, the ratio of tangible equity to tangible assets and core net interest margin on a tax equivalent basis for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Years Ended
	2019				2018	2019	2018
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Total shareholders' equity	$709,865	$706,308	$704,701	$703,777	$702,984	$709,865	$702,984
Less: Goodwill and core deposit intangibles, net	245,518	246,695	247,873	249,051	249,712	245,518	249,712
Tangible shareholders’ equity	$464,347	$459,613	$456,828	$454,726	$453,272	$464,347	$453,272

Shares outstanding at end of period	20,524	20,737	21,147	21,484	21,938	20,524	21,938

Tangible book value per share	$22.62	$22.16	$21.60	$21.17	$20.66	$22.62	$20.66

Net income	$13,986	$12,047	$14,248	$12,678	$13,163	$52,959	$37,309

Average shareholders' equity	$710,155	$710,044	$705,162	$707,666	$697,303	$708,269	$413,441
Less: Average goodwill and core deposit intangibles, net	246,154	247,404	248,621	249,277	249,252	247,854	80,384
Average tangible shareholders’ equity	$464,001	$462,640	$456,541	$458,389	$448,051	$460,415	$333,057

Return on average tangible equity	11.96%	10.33%	12.52%	11.22%	11.66%	11.50%	11.20%

Total assets	$4,992,654	$4,905,840	$4,794,211	$4,768,802	$4,655,249	$4,992,654	$4,655,249
Less: Goodwill and core deposit intangibles, net	245,518	246,695	247,873	249,051	249,712	245,518	249,712
Tangible assets	$4,747,136	$4,659,145	$4,546,338	$4,519,751	$4,405,537	$4,747,136	$4,405,537

Tangible equity to tangible assets	9.78%	9.86%	10.05%	10.06%	10.29%	9.78%	10.29%

Net interest income (tax equivalent)	$44,623	$44,924	$45,684	$44,805	$46,100	$180,036	$129,652
Less: Acquisition accounting adjustments	(1,860)	(2,045)	(2,755)	(2,965)	(3,069)	(9,625)	(3,069)
Core net interest income (tax equivalent)	$42,763	$42,879	$42,929	$41,840	$43,031	$170,411	$126,583

Average earning assets	$4,308,028	$4,284,667	$4,233,653	$4,212,669	$4,108,645	$4,261,782	$3,039,829

Net interest margin (tax equivalent)	4.11%	4.16%	4.33%	4.31%	4.45%	4.22%	4.27%
Core net interest margin (tax equivalent)	3.94%	3.97%	4.07%	4.03%	4.16%	4.00%	4.17%